UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

The RealReal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 600 San Francisco, CA 94133
(Address of Principal Executive Offices, including Zip Code)

(855) 435-5893

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 8, 2020, the United States District Court for the District of Delaware (the “Court”) issued an order (the “Preliminary Approval Order”) providing for preliminary approval of the proposed settlement of the claims asserted nominally on behalf of The RealReal, Inc. (the “Company”) against the individual defendants named in the previously disclosed stockholder derivative action entitled In Re The RealReal, Inc. Stockholder Derivative Litigation, Case No.: 1:20-cv-01212-LPS. As required by the Preliminary Approval Order, the Company is filing (a) the Stipulation of Settlement dated November 5, 2021 (the “Stipulation of Settlement”) that is the subject of the Preliminary Approval Order and (b) the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (the “Notice”), with this Current Report on Form 8-K, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Stipulation of Settlement, dated November 5, 2021

99.2	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: December 17, 2021	By:	/s/Todd Suko
Todd Suko
Chief Legal Officer and Secretary